                                                                    Exhibit 10.6
            NON-TRANSFERABLE FULL RECOURSE SECURED PROMISSORY NOTE



U.S. $[See Annex A]                                         Louisville, Kentucky

                                                              September 28, 1998



    FOR VALUE RECEIVED, the undersigned (the "Debtor"), promises to pay to the order of VENCOR OPERATING, INC., a Delaware corporation and wholly owned subsidiary of Vencor, Inc. (the "Company"), the principal sum of [See Annex A]($__________) in lawful currency of the United States on or before April 30, 2008 (the "Maturity Date"), plus interest on any unpaid balance of the principal amount, payable annually on April 30 of each year commencing on April 30, 1999 and ending on the Maturity Date (each an "Interest Payment Date"), at a rate per annum, equal to 5.74 percent (5.74%), calculated on the basis of a 365 day year and actual days elapsed, commencing on the date hereof. This Promissory Note constitutes a renewal of, and supersedes and replaces, the Non-Transferable Full Recourse Secured Promissory Note dated April 30, 1998, made by Debtor to the order of the Company in the face principal amount of [See Annex A](the "Former Note"). This Promissory Note is not intended to be and shall not be construed as a novation of the indebtedness which formerly was evidenced by the Former Note, and this Promissory Note shall be entitled to all of the benefits of the Collateral (as defined herein) which secured the Former Note, and in the same relative priority, to the maximum extent permitted by law. Upon execution and delivery of this Promissory Note, the Former Note shall be cancelled except that all accrued interest under the Former Note shall be due and owing under this Promissory Note on the first Interest Payment Date. The Debtor may prepay amounts due under this Promissory Note, or any portion thereof, at any time, without premium or penalty.

     The Debtor agrees as follows:

          1. The Debtor represents and warrants to the Company that this Promissory Note has been duly executed and delivered by the Debtor and constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms. The Debtor further represents and warrants that it will not sell, assign, transfer, encumber, hypothecate or otherwise dispose of the Collateral, or any interest therein, nor contract to do so, without the written consent of the Company, nor will it take any action with respect to the Collateral which is inconsistent with the provisions or the purpose of this Promissory Note or which would adversely affect the rights of the Company hereunder; provided however, that the Debtor may, with the written consent of the Company, substitute as collateral assets of a similar nature having an equal or greater value to that of the Collateral.

          2. If any of the following events of default shall occur (the "Events of Default"), the entire unpaid balance of this Promissory Note shall become immediately due and payable: (i) the Debtor shall fail to pay when due the principal of or any installment of interest on this Promissory Note (whether at maturity, by acceleration or otherwise) and such failure shall continue for sixty (60) consecutive days; or (ii) any representation or warranty made by Debtor in this Promissory Note shall prove to have been incorrect when made and such error shall have a material adverse effect on the Debtor's obligations under this Promissory Note.

         3. Payments of interest in respect of this Promissory Note (including without limitation the interest payment due on the Maturity Date) shall be made by check or wire transfer of immediately available funds to an account designated by the Company two business days prior to the date on which interest is to be paid. Payment of the principal amount of this Promissory Note shall be made only upon presentation and surrender of this Promissory Note. Subject to the preceding sentence, payment of the principal amount on the Maturity Date (or any other date prior to the Maturity Date on which the Debtor pays any principal amount due hereunder) shall be made by check or wire transfer of immediately available funds to an account designated by the Company two business days prior to the Maturity Date (or such other date). In the event that any Interest Payment Date or the Maturity Date is not a business day, such Interest Payment Date or the Maturity Date shall be the first following day that is a business day.

         4. Debtor hereby pledges, assigns and grants a first priority security interest to the Company in all of the following as security for the due and punctual payment of this Promissory Note and the performance of all of Debtor's obligations hereunder: (i) _____________________ (___) shares of 6% Series A Non-Voting Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), of Vencor, Inc., a Delaware corporation, together with a stock power duly executed in blank by Debtor for such certificate (the "Pledged Shares"); and (ii) all securities and stock powers delivered to the Company in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, and all stock and other non-cash dividends, distributed in respect of or in exchange for any or all thereof; and in the event Debtor receives any such property, Debtor will immediately deliver it to the Company to be held hereunder. The foregoing being referred to as the "Collateral."

         5. So long as no Event of Default has occurred and is continuing hereunder and subject to compliance with the representations and warranties hereof, Debtor shall be entitled to exercise, or permit others to exercise, any voting powers incident to the Pledged Shares. Upon the occurrence and continuation of an Event of Default hereunder, Debtor's right to exercise, or permit others to exercise, such voting rights shall immediately cease and terminate.

         6. If any Event of Default hereunder shall have occurred and be continuing, the Company may exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of the Debtor pertaining or relating to the Collateral (the Debtor hereby irrevocably appointing the Company its proxy and attorney-in-fact with full power of substitution so do to), including without limitation the right to transfer or cause the transfer of the ownership of all or any part of the Collateral to its own name and record such transfer on the books of the Company, although the Company shall not have any duty to exercise any such rights, privileges, options or powers or to sell or to otherwise realize upon any of the collateral or to preserve the same, and the Company shall not be responsible for any failure to do so or delay in so doing. The Company shall not be bound to exhaust its recourse or to take any action against the Debtor or others or on any Collateral the Company may hold before being entitled to exercise its rights hereunder, but it may make such demands and take such actions as it deems advisable.

         7. In the event the holder of this Promissory Note takes any action to enforce or collect this Promissory Note, the Debtor agrees to pay the costs thereof, including, without limitation, reasonable attorneys' fees, including any on appeal, and whether or not suit is instituted.

         8. No delay or failure on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Time shall be of the essence in the payment of all accrued interest and principal on this Note and the performance of Debtor's other obligations under this Note.

         9. This Promissory Note may not be amended, modified, waived, discharged, terminated, transferred or assigned nor may any of the Collateral be released except by an instrument in writing duly signed by the Company.

         10. This Promissory Note shall be construed and enforced in accordance with the laws of the Commonwealth of Kentucky.


                                      __________________________________________

                                    Annex A


                             Principal Amount    Former Note Principal Amount

W. Bruce Lunsford            $4,088,700          $4,088,700
Michael R. Barr              $1,296,000          $1,296,000
W. Earl Reed                 $  990,000          $  990,000
Richard A. Chapman           $  324,000          $  324,000
Jill L. Force                $  486,000          $  486,000
James H. Gillenwater         $  459,000          $  459,000